RSU Award Agreement
Appointed AVP and Elected Officer
Revised for electronic format

RESTRICTED STOCK UNIT AWARD AGREEMENT

Recipient:	Date of Grant:
Commerce ID#:	Number of Restricted Stock Units:

Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) is pleased to grant you this Restricted Stock Unit Award (“Award”) under the Motorola Solutions Omnibus Incentive Plan of 2006, as amended (the “Plan”). The Date of Grant and the total number of Motorola Solutions restricted stock units (the “Units”) are stated above. The summary vesting schedule stated above is subject to the terms and conditions of the Agreement (defined below), including, but not limited to, the special vesting conditions set forth in Section 3 below. Each Unit granted represents an unsecured contractual obligation of the Company to issue one share of Motorola Solutions Common Stock (“Common Stock”) upon satisfaction of the terms and conditions set forth in the this Restricted Stock Unit Award Agreement (the “Award Agreement”), including any country-specific terms for your country set forth in the appendix attached hereto (the “Appendix” and, together with the Award Agreement, the “Agreement”), and to all of the terms and conditions of the Plan.
WHEREAS, the Award is being made by the Compensation and Leadership Committee (the “Compensation Committee”) of the Board of Directors;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards Units to you on the following terms and conditions:

1.
AWARD OF RESTRICTED STOCK UNITS. The Company hereby grants you the total number of Units stated above subject to the terms and conditions set forth in this Award Agreement, including any country-specific terms for your country set forth Appendix, and to all of the terms and conditions of the Plan. Each Unit granted represents an unsecured contractual obligation of the Company to issue one share of Common Stock upon satisfaction of the terms and conditions set forth in the Agreement.

1.
RESTRICTIONS. The Units are being awarded to you subject to the transfer and forfeiture conditions set forth below (the “Restrictions”). In its sole discretion, the Compensation Committee or its delegee may amend or waive the provisions of subparagraphs (b) or (c) hereof, in whole or in part, to the extent necessary or advisable to comply with applicable laws, as determined by the Compensation Committee (or its delegee):

a.
No Assignment. Prior to the vesting of the Units as described in Section 3 below, you may not directly or indirectly, in any capacity, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Units still subject to Restrictions. The Units shall be forfeited if you violate or attempt to violate this transfer restriction.

b.
Restricted Conduct. As consideration for the Units(s) granted above under the terms of the Award Agreement and in acknowledgment of Motorola Solutions having provided you with confidential and proprietary information as a Motorola Solutions vice president or elected officer, you agree that you will comply with the restrictions set forth in subparagraphs

(i) through (vi) below. If you violate or attempt to violate any of the restrictions described in subparagraphs (i) through (v) below for any reason, you acknowledge and agree that the Company would suffer irreparable harm, will have no adequate remedy at law and shall be entitled to injunctive relief. You also acknowledge and agree that in addition to all remedies in law and/or equity available to the Company or any Subsidiary (as defined in Section 26 below), including without limitation injunctive relief or the recovery of liquidated damages, you shall forfeit all Units (whether or not vested) and shall immediately pay to the Company, with respect to previously vested Units, an amount equal to (x) the per share Fair Market Value (as defined in Section 26 below) of the Company’s Common Stock on the date on which the Restrictions lapsed with respect to the applicable previously-vested Units times (y) the number of shares underlying such previously-vested Units, without regard to any Tax-Related Items (as defined in Section 9) that may have been deducted from such amount. For purposes of subparagraphs (i) through (v) below, “Company” or “Motorola Solutions” shall mean Motorola Solutions, Inc. and/or any of its Subsidiaries.

i.
Confidential Information. During the course of your employment with the Company or any Subsidiary and thereafter, you agree that you will not use or disclose, except on behalf of the Company and pursuant to the Company’s directions, any Confidential Information (as defined in Section 26 below);

ii.
Solicitation of Employees. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not hire, recruit, solicit or induce, or cause, allow, permit or aid others to hire, recruit, solicit or induce, or to communicate in support of those activities, any employee of the Company who possesses Confidential Information of the Company to terminate his/her employment with the Company and/or to seek employment with your new or prospective employer, or any other company;

iii.
Solicitation of Customers. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not, directly or indirectly, in any capacity, on behalf of yourself or any other person, company or entity, solicit or participate in soliciting, products or services competitive with or similar to products or services offered by, manufactured by, designed by or distributed by the Company to any person, company or entity which was a customer or potential customer for such products or services and with which you had direct or indirect contact regarding those products or services or about which you learned Confidential Information at any time during the one year prior to your termination of employment with the Company;

iv.
Non-Competition regarding Products or Services. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not, directly or indirectly, in any capacity, provide products or services competitive with or similar to products or services offered by the Company to any person, company or entity which was a customer for such products or services and with which customer you had direct or indirect contact regarding those products or services or about which customer you learned Confidential Information at any time during the one year prior to your termination of employment with the Company;

v.
Non-Competition regarding Activities. During your employment and for a period of one year following the termination of your employment for any reason, you agree that you will not, directly or indirectly, in any capacity, for your new or prospective employer, or any other person, company, or entity, accept employment involving or otherwise engage in any activity or activities competitive with or similar to any activity or activities in which you engaged at any time during the one year preceding termination of your employment with the Company in connection with any products, services, projects or technological developments (existing or planned) on which you worked or about which you learned Confidential Information at any time during the one year preceding termination of your employment; provided that this sub-paragraph (v) applies in any countries in which you have physically been present performing work for the Company at any time during the one year preceding termination of your employment; and

vi.
Non-Competition regarding Other Companies. During your employment and for a period of one year following the termination of your employment for any reason, your agrees that you will not, directly or indirectly, in any capacity, accept employment with, render services to and/or act as an agent, associate, independent contractor, consultant, manager, member or partner of any person, company, or entity that competes with the Company in connection with any products, services, projects or technological developments (existing or planned) on which you worked or about which you learned Confidential Information at any time during the one year preceding termination of your employment.

c.
Recoupment Policy. If you are an officer subject to Section 16, or become subject to Section 10D, of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Units are subject to the terms and conditions of the Company’s Policy Regarding Recoupment of Incentive Payments upon Financial Restatement (such policy, as it may be amended from time to time, including as it may be amended to comply with Section 10D of the Exchange Act, the “Recoupment Policy”). The Recoupment Policy provides that, in the event of certain accounting restatements (a “Policy Restatement”), the Company’s independent directors may require, among other things (a) cancellation of any of the Units that remain outstanding; and/or (b) reimbursement of any gains in respect of the Units, if and to the extent the conditions set forth in the Recoupment Policy apply. Any determinations made by the independent directors in accordance with the Recoupment Policy shall be binding upon you. The Recoupment Policy is in addition to any other remedies which may be otherwise available to the Company at law, in equity or under contract, or otherwise required by law, including under Section 10D of the Exchange Act.

2.	VESTING. Subject to the terms and conditions of the Agreement, and provided the Units have not been forfeited as described in Section 2 above, the Units will vest as follows:

a.	Vesting Period. The Units will vest as follows in accordance with the following schedule (the applicable date, the “RSU Vesting Date”):

i.	«Vesting_Schedule»

ii.	The period from the Date of Grant through the last vesting date set forth above is referred to as the “Restriction Period.” Any unvested Units shall be automatically forfeited upon your termination of employment with Motorola Solutions or a Subsidiary prior to the applicable RSU Vesting Date for any reason other than those set forth in Sections 3(b) through (e) below. The Company will not be obligated to pay you any consideration whatsoever for forfeited Units.

iii.
For purposes of the Award, your employment with the Company or a Subsidiary shall be considered terminated as of the date that you are no longer considered an employee on the payroll of Motorola Solutions or a Subsidiary; the Company shall have the exclusive discretion to determine when your employment with the Company or a Subsidiary has terminated for purposes of the Award.

iv.
If, during the Restriction Period, you take a Leave of Absence (as defined in Section 26 below) from Motorola Solutions or a Subsidiary, the Units will continue to be subject to the terms of the Agreement. If the Restriction Period expires while you are on a Leave of Absence, you will be entitled to the Units even if you have not returned to active employment.

b.
Change in Control. If a Change in Control of the Company occurs and the successor corporation (or parent thereof) does not assume the Award or replace it with a comparable award, then the Units shall be fully vested; provided, further, that if the Award is assumed or replaced, any agreement or other documentation providing for such assumption or replacement shall provide that the assumed or replaced Award shall be fully vested in the event of your involuntary termination (for a reason other than “Cause”) or if you quit for “Good Reason,” in either case within 24 months of the Change in Control. For purposes of this paragraph, the terms “Change of Control”, “Cause” and “Good Reason” are defined in the Plan.

c.
Total and Permanent Disability. All unvested Units shall fully vest upon your termination of employment with Motorola Solutions and its Subsidiaries due to Total and Permanent Disability (as defined in Section 26 below).

d.	Death. All unvested Units shall fully vest upon your termination of employment with Motorola Solutions and its Subsidiaries due to death.

e.
Certain Terminations of Employment. In the case of a Termination due to a Divestiture (as defined in Section 26 below) and the Units are not assumed by your successor employer, or a parent or subsidiary thereof or replaced with an award at least comparable to these Units,or if Motorola Solutions or a Subsidiary terminates your employment for reasons other than for Serious Misconduct (as defined in Section 26 below) before the expiration of the Restriction Period, and if the Units have not been forfeited as described in Section 2 above, then the Units shall vest on a pro rata basis in an amount equal to (a)(i) the total number of Units subject to the Award, multiplied by (ii) a fraction, the numerator of which is the number of your completed full months of service from the Date of Grant to the date of termination and the denominator of which is the Restriction Period, minus (b) any Units that vested prior to such termination. Any Units remaining unvested at the date of such termination shall be forfeited.

3.	DELIVERY OF CERTIFICATES OR EQUIVALENT.

a.
Upon the vesting of the applicable Units described in Section 3 above, the Company shall, at its election, either: (i) establish a U.S. brokerage account for you with the Designated Broker (as defined in Section 26) and credit to that account the number of shares of Common Stock of the Company equal to the number of Units that have vested, less any Tax-Related Items (as defined in Section 9 below); or (ii) deliver to you a certificate representing a number of shares of Common Stock equal to the number of Units that have vested, less any shares withheld or sold to cover Tax-Related Items (as defined in Section 9 below).

b.	Subject to Section 25, the actions contemplated by clauses (i) and (ii) above shall occur within 60 days following the date that the applicable Units vested.

4.	WHOLE SHARES. Vested Units shall be paid in whole shares of Common Stock; no fractional shares shall be credited or delivered to you.

5.	ADJUSTMENTS. The Units shall be subject to adjustment as provided in Section 16 of the Plan.

6.
FUNDING. No assets or shares of Common Stock shall be segregated or earmarked by the Company in respect of any Units awarded hereunder. The grant of Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

7.	DIVIDENDS AND STOCKHOLDER RIGHTS.

a.	Dividends. No dividends (or dividend equivalents) shall be paid with respect to Units credited to your account.

b.
Stockholder Rights. You shall have no rights as a stockholder of the Company in respect of the Units, including the right to vote and to receive cash dividends and other distributions until delivery of certificate or equivalent representing shares of Common Stock in satisfaction of the Units.

8.	TAX-RELATED ITEMS.

a.	Responsibility for Taxes. By accepting the Award, you acknowledge and agree that:

i.
regardless of any action taken by the Company or, if different, your employer (the “Employer”), you shall be ultimately responsible for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or legally imposed on the Company or the Employer as a result of your participation in the Plan and deemed by the Company or the Employer to be an appropriate charge to you (“Tax-Related Items”);

ii.	Your liability for Tax-Related Items may exceed the amount actually withheld by the Company or the Employer;

iii.
the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Units, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends;

iv.
the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant of the Award or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result; and

v.
if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

b.
Withholding Taxes. Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

i.	withholding shares of Common Stock otherwise deliverable to you in connection with vesting of the Units; or

ii.
withholding from proceeds of the sale of shares of Common Stock acquired upon vesting of the Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization).

If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested Units, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of such shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

c.
Withholding Taxes for Section 16 Officers. Notwithstanding Section 9(b) above, if you are considered an officer for purposes of the Section 16 of the United States Exchange Act of 1934, as amended (the “Exchange Act”) you may elect to satisfy your obligations for Tax-Related Items by one of the withholding methods set forth in Section 9(b)(i) - (ii) above, unless otherwise set forth in the Appendix for your country. In the absence of such an election, the Company and/or the Employer will satisfy the obligations with regard to all Tax-Related Items by withholding in shares of Common Stock otherwise deliverable in connection with the applicable vesting Units, as set forth in Section 9(b)(i), unless the use of such withholding method is problematic under applicable tax or securities laws, or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied by the methods set forth in Sections 9(b)(ii) above.

9.	NATURE OF GRANT. In accepting the Award, you acknowledge, understand and agree that:

a.
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b.
the grant of Units is voluntary, non-recurrent and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units, even if Units have been granted in the past;

c.	all decisions with respect to future grants of Units or other awards, if any, will be at the sole discretion of the Company;

d.
the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Subsidiary, as applicable, to terminate your employment relationship (if any);

e.	you are voluntarily participating in the Plan;

f.	the Units and the shares of Common Stock subject to the Units are not intended to replace any pension rights or compensation;

g.
the Units and the shares of Common Stock subject to the Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments, welfare benefits or any similar payments;

h.	the future value of the shares of Common Stock underlying the Units is unknown, indeterminable and cannot be predicted with certainty;

i.
except as otherwise provided in the Agreement, in the Plan or by the Company in its discretion, the Units and the benefits evidenced by the Agreement do not create any entitlement to have the Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock of the Company; and

j.	in addition to subsections (a) through (i) above, the following provisions will also apply if you are providing services outside the United States:

i.	the Units and the shares of Common Stock subject to the Units are not part of normal or expected compensation or salary for any purpose;

ii.
none of the Company, the Employer or any Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Units or of any amounts due to you pursuant to the settlement of the Units or the subsequent sale of any shares of Common Stock acquired upon settlement of the Units;

iii.	no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from the termination of your employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and

iv.
in consideration of the grant of the Award to which you are otherwise not entitled, You irrevocably agree (a) never to institute any claim against the Company, any Subsidiary or the Employer, (b) waives your ability, if any, to bring any such claim, and (c) release the Company, its Subsidiaries and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, You shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

10.
ACKNOWLEDGEMENTS. With respect to the subject matter of Sections 2b(i) through (v) and Sections 16 and 17 hereof, the Agreement represents the entire agreement between you and the Company. No waiver of any breach of any provision of this Agreement by the Company shall be construed to be a waiver of any succeeding breach or as a modification of such provision. The provisions of this Agreement shall be severable and in the event that any provision of this Agreement shall be found by any court as specified in Section 17 below to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. You hereby agree that the court may modify any invalid, overbroad or unenforceable term of this Agreement so that such term, as modified, is valid and enforceable under applicable law. Further, by accepting the Award, you affirmatively state that you have not, will not and cannot rely on any representations not expressly made herein.

11.
MOTOROLA SOLUTIONS ASSIGNMENT RIGHTS. Motorola Solutions shall have the right to assign the Agreement, which shall not affect the validity or enforceability of the Agreement. The Agreement shall inure to the benefit of assigns and successors of Motorola Solutions.

12.
ACTIONS BY THE COMPENSATION COMMITTEE. The Compensation Committee may delegate its authority to administer the Agreement. The actions and determinations of the Compensation Committee or its delegate shall be binding upon the parties.

13.	AGREEMENT FOLLOWING TERMINATION OF EMPLOYMENT.

a.
You agree that upon termination of employment with Motorola Solutions or a Subsidiary (as defined in Section 26 below), you will immediately inform Motorola Solutions of (i) the identity of any new employer (or the nature of any start-up business or self-employment), (ii) your new title, and (iii) your job duties and responsibilities.

b.
You hereby authorize Motorola Solutions or a Subsidiary to provide a copy of the Agreement to your new employer. You further agree to provide information to Motorola Solutions or a Subsidiary as may from time to time be requested in order to determine your compliance with the terms hereof.

14.	CONSENT TO TRANSFER PERSONAL DATA.

a.
By accepting the Award, you hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement and any other Award grant materials (“Data”) by and among, as applicable, the Employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Data may include certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

b.
You understand that Data will be transferred to the Designated Broker, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of Data by contacting your human resources representative.

c.
You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your human resources representative. You understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to withdraw your consent, your employment status and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to make grants of Units or other awards to you, or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your human resources representative.

15.
REMEDIES FOR BREACH. You hereby acknowledge that the harm caused to the Company by the breach or anticipated breach of 2b(i), (ii), (iii), (iv) and/or (v) hereof will be irreparable and further agree the Company may obtain injunctive relief against you in addition to and cumulative with any other legal or equitable rights and remedies the Company may have pursuant to the Agreement, any other agreements between you and the Company for the protection of Confidential Information or law, including the recovery of liquidated damages. You agree that any interim or final equitable relief entered by a court of competent jurisdiction, as specified in Section 17 below, will, at the request of the Company, be entered on consent and enforced by any such court having jurisdiction over you. This relief would occur without prejudice to any rights either party may have to appeal from the proceedings that resulted in any grant of such relief.

16.	GOVERNING LAW AND CHOICE OF VENUE. All questions concerning the construction, validity and interpretation of the Agreement shall be governed by and construed according to the law of the State of Illinois without regard to any state’s conflicts of law principles. Any disputes regarding this Award or the Agreement shall be brought only in the state or federal courts of Illinois.

17.
NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

18.
COMPLIANCE WITH LAW. Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon vesting of the Units prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Common Stock with the SEC or any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

19.
INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS.  You acknowledge that, depending on your country of residence, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell shares of Common Stock or rights to acquire shares of Common Stock (e.g., Units) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by or determined under the laws in your country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

20.
LANGUAGE. If you have received the Agreement or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21.
ELECTRONIC DELIVERY AND ACCEPTANCE. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

22.
APPENDIX. Notwithstanding any provision of this Award Agreement, the Award shall be subject to any special terms and conditions set forth in the Appendix to this Award Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Agreement.

23.
IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the Units and on any shares of Common Stock acquired under the Plan (or the proceeds from the sale of such shares), to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.	409A COMPLIANCE APPLICABLE ONLY TO YOU IF SUBJECT TO U.S. TAX.

a.
Notwithstanding any provision of the Agreement to the contrary, if you are a “specified employee” (certain officers of Motorola Solutions or its Subsidiaries or certain employee-stockholders of Motorola Solutions, both within the meaning of U.S. Treasury Regulation Section 1.409A-1(i) and using the identification methodology selected by Motorola Solutions from time to time and in accordance with U.S. Treasury Regulation Section 1.409A-1(i)) on the date of your termination of employment, any payment which would be considered “nonqualified deferred compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that you are entitled to receive upon termination of employment and which otherwise would be paid or delivered during the six-month period immediately following the date of your termination of employment will instead be paid or delivered on the earlier of (i) the first day of the seventh month following the date of your termination of employment, and (ii) your death.

b.
Notwithstanding any provision of the Agreement that requires the Company to pay or deliver payments with respect to Units upon vesting (or within 60 days following the date that the applicable Units vest), if the event that causes the applicable Units to vest is not a permissible payment event as defined in Section 409A(a)(2) of the Code, then the payment with respect to such Units will instead be paid or delivered on the earlier of (i) the specified date of payment or delivery originally provided for such Units and (ii) the date of your termination of employment (subject to any delay required by Section 25(a) above). Payment shall be made within 60 days following the applicable payment date. For purposes of determining the time of payment or delivery of any payment you are entitled to receive upon termination of employment, the determination of whether you have experienced a termination of employment will be determined by Motorola Solutions in a manner consistent with the definition of “separation from service” under the default rules of Section 409A of the Code.

c.
For purposes of Section 9, to avoid a prohibited acceleration under Section 409A of the Code, if shares of Common Stock subject to the Units will be withheld (or sold on your behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the Units for any portion of the Units that is considered nonqualified deferred compensation subject to 409A of the Code, then the number of shares of Common Stock withheld (or sold on your behalf) shall not exceed the number of shares that equals your liability for Tax-Related Items.

25.	DEFINITIONS. Any capitalized terms used herein that are not otherwise defined below or elsewhere in this Award Agreement shall have the same meaning provided under the Plan.

a.
“Confidential Information” means information concerning the Company and its business that is not generally known outside the Company, and includes (1) trade secrets; (2) intellectual property; (3) the Company’s methods of operation and Company processes; (4)

information regarding the Company’s present and/or future products, developments, processes and systems, including invention disclosures and patent applications; (5) information on customers or potential customers, including customers’ names, sales records, prices, and other terms of sales and Company cost information; (6) Company personnel data; (7) Company business plans, marketing plans, financial data and projections; and (8) information received in confidence by the Company from third parties. Information regarding products, services or technological innovations in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its affiliates is considering for broader use, shall be deemed not generally known until such broader use is actually commercially implemented.

b.
“Designated Broker” means E*TRADE Financial Services LLC or such other stock plan service provider as may be selected by the Company in the future for purposes of assisting the Company with the implementation, administration and management of the Plan.

c.
“Fair Market Value” for purposes of the Award at any time shall mean the closing price for a share of Common Stock on the date as of which such value is being determined, as reported for the New York Stock Exchange-Composite Transactions in the Wall Street Journal at www.online.wsj.com. In the event the New York Stock Exchange is not open for trading on such date, or if the Common Stock does not trade on such day, Fair Market Value for this purpose shall be the closing price of the Common Stock on the immediately preceding date for which transactions were reported; provided however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined in such manner as the Compensation Committee may deem equitable, or as required by applicable law or regulation.

d.
“Leave of Absence” means an approved leave of absence from Motorola Solutions or a Subsidiary from which the employee has a right to reinstatement, as determined by applicable law or Motorola Solutions policy.

e.
“Serious Misconduct” for purposes of the Award means any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures.

f.
“Subsidiary” means any corporation or other entity in which a 50 percent or greater interest is held directly or indirectly by Motorola Solutions and which is consolidated for financial reporting purposes.

g.
“Termination due to a Divestiture” for purposes of the Award means your acceptance of employment with another company in direct connection with the sale, lease, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Motorola Solutions or a Subsidiary, or if you remain employed by a Subsidiary that is sold (a “Divestiture”).

h.
“Total and Permanent Disability” means for (i) U.S. employees: entitlement to long term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan or a determination of a permanent and total disability under a state workers compensation statute, or for (ii) Non-U.S. employees: as established by applicable Motorola Solutions policy unless otherwise required by local regulations.

26.
ACCEPTANCE OF TERMS AND CONDITIONS. By electronically accepting the Award within 30 days after the date of the electronic mail notification by the Company to you of the grant of the Award (“Email Notification Date”), you agree to be bound by the terms and conditions, the Plan, and any and all rules and regulations established by Motorola Solutions in connection with awards issued under the Plan. If you do not electronically accept the Award within 30 days of the Email Notification Date, you will not be entitled to the Units.

27.
PLAN DOCUMENTS. The Plan and the Prospectus for the Plan are available at [http://___________________________________________________] or from Global Rewards, 1303 East Algonquin Road, Schaumburg, IL 60196 (847) 576-7885.

EXHIBIT A
APPENDIX TO RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS
This Appendix includes additional terms and conditions that govern the Units granted to you under the Plan if you work and/or reside in one of the countries listed below.  If you are a citizen or resident of a country other than the one in which you are currently working (or is considered as such for local law purposes), or if you transfer employment or residency to a different country after the Units are granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to you.
Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Award Agreement.
NOTIFICATIONS
This Appendix also includes notifications regarding certain issues of which you should be aware with respect to your participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of December 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications contained in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated at the time you vest in the Units or sell any shares of Common Stock acquired upon such vesting.
In addition, the notifications contained in this Appendix are general in nature and may not apply to your particular situation and, as a result, the Company is not in a position to assure you of any particular result. Accordingly, you are strongly advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
If you are a citizen or resident of a country other than the one in which you are currently working (or is considered as such for local law purposes), or if you relocate to a different country after the Units are granted, the notifications contained in this Appendix may not be applicable to you in the same manner.

ARGENTINA
TERMS AND CONDITIONS
Labor Law Acknowledgement. This provision supplements Section 10 of the Award Agreement (Nature of Grant):
In accepting the Award, you acknowledge and agrees that the grant of Units is made by the Company (not the Employer) in its sole discretion and that the value of the Units or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each RSU Vesting Date.
NOTIFICATIONS
Securities Law Notice. Neither the Units nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. Following the sale of shares of Common Stock and/or the receipt of dividends, you may be subject to certain restrictions in bringing such funds back into Argentina. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase such shares, etc.) and, under certain circumstances, may require that 30% of the amount transferred into Argentina be placed in a non-interest bearing dollar deposit account for a holding period of 365 days.
You are solely responsible for complying with applicable Argentine exchange control rules that may apply in connection with your participation in the Plan and/or the transfer of cash proceeds into Argentina. Prior to transferring cash proceeds into Argentina, you should consult with your local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.
Tax Reporting Obligation. You must report any shares of Common Stock acquired under the Plan and held by you on December 31st of each year on your annual tax return for that year.
AUSTRALIA
TERMS AND CONDITIONS
Australian Addendum. You understand and agree that the Award is granted subject to and in accordance with the terms of the Plan, the specific relief instrument granted by the Australian Securities and Investments Commission (“ASIC”) and the Australian Addendum to the Plan (the “Australian Addendum”). You further agree to be bound by the terms of the Plan, as supplemented for implementation in Australia by the Australian

Addendum, the specific relief instrument granted by ASIC and the terms of the Units as set forth in the Agreement.
NOTIFICATIONS
Securities Law Information. If you acquires shares of Common Stock under the Plan and offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on disclosure obligations prior to making any such offer.
AUSTRIA
NOTIFICATIONS
Exchange Control Information. If you hold securities (including shares of Common Stock) or cash (including proceeds from the sale of such shares) outside of Austria, you will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if you hold securities outside of Austria, reporting requirements will apply if the value of such securities exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
Further, if you hold cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €3,000,000.  Specifically, if this threshold is met, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
BAHRAIN
There are no country-specific provisions.
BELGIUM
NOTIFICATIONS
Foreign Asset and Account Reporting. If you are a Belgian resident, you will be required to report any securities (e.g., shares of Common Stock) or bank accounts held outside of Belgium on your annual tax return.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Units, you agree to comply with applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the vesting of the Units or the subsequent sale of the shares of Common Stock acquired upon such vesting.
NOTIFICATIONS

Foreign Property Reporting. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of Common Stock acquired under the Plan.
CANADA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.
The following provisions apply for residents of Quebec:
English Language Provision.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy Notice and Consent.  This provision supplements Section 15 of the Award Agreement (Consent to Transfer Personal Data):
You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  You further authorize the Employer, the Company and any Subsidiary to disclose and discuss the Plan with their advisors.  You further authorize the Employer, the Company and any Subsidiary to record such information and to keep such information in your employee file.
NOTIFICATIONS
Securities Law Information. You will not be permitted to sell or otherwise dispose of any shares of Common Stock acquired upon vesting of the Units within Canada. You will only be permitted to sell or dispose of any such shares if such sale or disposal takes place outside of Canada on the facilities on which the Common Stock is traded (i.e., on the New York Stock Exchange).
Foreign Property Reporting. You are required to report your foreign property on form T1135 (Foreign Income Verification Statement) if the total fair market value of such foreign property exceeds C$100,000 at any time in the year. Foreign property includes any shares of Common Stock acquired under the Plan and may also include unvested installments of the Units. If required, the form must be filed by April 30 of the following year. You should consult with your personal tax advisor to ensure compliance with your reporting requirements.
CHILE
NOTIFICATIONS

Securities Law Notice. The grant of the Award does not constitute a public offering in Chile. Further, neither the Company nor the shares of Common Stock underlying the Units are registered with the Chilean Registry of Securities or are under the control of the Chilean Superintendence of Securities.
Exchange Control Information. You are not required to repatriate proceeds obtained from the sale of shares of Common Stock or from dividends to Chile; however, if you decide to repatriate such proceeds to Chile and the amount of the proceeds to be repatriated exceeds US$10,000, you must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office in Chile). If you do not repatriate the proceeds and uses such proceeds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, You must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank of Chile within the first 10 days of the month immediately following the transaction.
Further, if the value of your aggregate investments held outside of Chile (including the value of shares of Common Stock acquired under the Plan) is equal to or greater than US$5,000,000 at any time during the year, you must report the status of such investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations of the Central Bank.
Tax Registration Information. If you hold shares of Common Stock acquired under the Plan outside of Chile, you must inform the Chilean Internal Revenue Service (the “CIRS”) of the details of your investment in such shares by filing Tax Form 1851 (“Annual Sworn Statement Regarding Permanent Investments Held Abroad”). Further, if you wish to receive credit against your Chilean income taxes for any taxes paid abroad, you must report the payment of taxes abroad to the CIRS by filing Tax Form 1853 (“Annual Sworn Statement Regarding Credits for Taxes Paid Abroad”). These statements must be submitted electronically through the CIRS website (www.sii.cl) before March 15 of each year.
CHINA
TERMS AND CONDITIONS
The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC, unless otherwise determined by the Company:
Immediate Sale Restriction. Due to exchange control laws in the PRC, you understand and agree that the Company may require that any shares of Common Stock acquired upon the vesting of the Units be immediately sold. If the Company, in its discretion, does not exercise its right to require the automatic sale of shares of Common Stock issuable upon vesting of the Units, as described in the preceding sentence, You understand and agree that any such shares acquired by you under the Plan must be sold no later than ninety (90) days after your termination of employment, or within any other such time frame as may be permitted by the Company or required by the PRC State Administration of Foreign Exchange (“SAFE”). You understand that any shares of Common Stock acquired by you under the Plan that have not been sold within ninety (90) days of your termination of employment will be automatically sold by the Designated Broker at the Company’s direction, pursuant to this authorization by you.
You agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Designated Broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between the RSU Vesting Date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the RSU Vesting Date (which is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the price of the Common Stock and/or any applicable exchange rate. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
Upon the sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale (less any applicable Tax-Related Items, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth in this Appendix for China below under “Exchange Control Restrictions.”
Exchange Control Restrictions. By accepting the Award, you understand and agree that, due to PRC exchange control restrictions, you are not permitted to transfer any shares of Common Stock acquired under the Plan out of your account established with the Designated Broker and that you will be required to repatriate all proceeds due to you under the Plan to the PRC, including any proceeds from the sale of shares of Common Stock acquired under the Plan or dividends.
Further, you understand that such repatriation will need to be effected through a special exchange control account established by the Company or Subsidiary in the PRC, and you hereby consent and agree that the proceeds may be transferred to such special account prior to being delivered to you. The proceeds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in the PRC so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, you acknowledge that neither the Company nor any Subsidiary is under an obligation to secure any particular currency conversion rate and that the Company (or a Subsidiary) may face delays in converting the proceeds to local currency due to exchange control requirements in the PRC. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. This provision supplements the acknowledgement contained in Section 10 of the Award Agreement (Nature of Grant):
You acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purpose.
NOTIFICATIONS
Exchange Control Information. Investments in assets located outside of Colombia (including the shares of Common Stock) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of such investments is US$500,000 or more (as of December 31 of the applicable calendar year). Further, upon the sale of any shares of Common Stock that you have registered with the Central Bank, you must cancel the registration by March 31 of the following year. You may be subject to fines if you fail to cancel such registration.
CZECH REPUBLIC
There are no country-specific provisions.
ECUADOR
There are no country-specific provisions.
EGYPT
NOTIFICATIONS
Exchange Control Information. If you transfer funds into Egypt in connection with the Units, you are required to transfer the funds through a registered bank in Egypt.
FINLAND
There are no country-specific provisions.
FRANCE
TERMS AND CONDITIONS
Consent to Receive Information in English.  By accepting the Award, you confirm having read and understood the Agreement (including this Appendix) and the Plan, including all terms and conditions included therein, which were provided in the English language.  You accept the terms of these documents accordingly.
En acceptant les Attributions, vous confirmez avoir lu et compris ce Contrat (y incluse cette Annexe) et le Plan, incluant tous leurs termes et conditions, qui lui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
GERMANY
NOTIFICATIONS
Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank).  In the event that you make or receive a payment in excess of this amount, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
GREECE
There are no country-specific provisions.

GUAM
There are no country-specific provisions.

HONG KONG
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.
Share Sale Restriction. In the event that the Units vest and shares of Common Stock are issued to you (or your heirs) within six months of the Date of Grant, you (or your heirs) agree not to sell or otherwise dispose of such shares prior to the six-month anniversary of the Date of Grant.
NOTIFICATIONS
Securities Law Notice. WARNING: Neither the grant of the Units nor the issuance of shares of Common Stock upon vesting of the Units constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person. If you have any questions regarding the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice.
HUNGARY
There are no country-specific provisions.
INDIA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, vested Units shall be paid in whole shares of Common Stock only.
NOTIFICATIONS
Exchange Control Information. Due to exchange control restrictions in India, you are required to repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan or the receipt of any dividends to India within 90 days of receipt. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the funds and must maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Account and Asset Reporting. You are required to declare any foreign bank accounts and assets (including shares of Common Stock) on your annual tax return. You should consult with your personal tax advisor to determine your reporting requirements.
INDONESIA
NOTIFICATIONS
Exchange Control Information. If you remit proceeds from the sale of shares of Common Stock into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is made.
IRELAND
NOTIFICATIONS
Director Notification Obligation. If you are a director, shadow director or secretary of an Irish Subsidiary, you are required to notify such Irish Subsidiary in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., Units, shares of Common Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Subsidiary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
TERMS AND CONDITIONS
Nature of Award. By accepting the Award, you understand and agree that the Units are offered subject to and in accordance with the Israeli Addendum (Sub-Plan) to the Plan (the “Israeli Subplan”), are granted under the Capital Gains Tax Track Through a Trustee (as defined in the Israeli Subplan) and are intended to qualify for favorable tax treatment set forth under the “capital gains” track of Section 102 of the Israeli Income Tax Ordinance [new version] 1961 (“102 Capital Gains Treatment”).  Notwithstanding the foregoing, the Company does not undertake to maintain the qualified status of the Units and you acknowledges that you will not be entitled to damages of any nature whatsoever if the Award becomes disqualified. In the event of any inconsistencies between the Israeli Subplan, the Agreement and/or the Plan, the terms of the Israeli Subplan will govern.
Further, to the extent requested by the Company or the Employer, you agree to execute any letter or other agreement that may be required in connection with the grant or tax-qualified status of the Award or any future award granted under the Israeli Subplan. If you fail to comply with such request, the Units may not qualify for 102 Capital Gains Treatment.
Trust Arrangement. You acknowledge and agree that any shares of Common Stock issued upon vesting of the Units will be deposited with the Company’s designated trustee in Israel, Tamir Fishman (the “Trustee”) pursuant to a supervisory trust arrangement in accordance with the terms of the trust agreement between the Company and the Trustee. You further agree that any such shares of Common Stock will be subject to the

Holding Period applicable to Awards granted under the Capital Gains Track Through a Trustee, as set forth in Section 1.1(A) of the Israeli Subplan (the “Holding Period”). The Company may at its sole discretion replace the Trustee from time to time and instruct the transfer of all Awards and shares of Common Stock held and/or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. You acknowledge that any shares of Common Stock issued upon vesting of the Units may not be sold prior to the expiration of the Holding Period in order to qualify for 102 Capital Gains Tax Treatment. Accordingly, you agree not to dispose of (or request the Trustee to dispose of) any such shares prior to the expiration of the Holding Period. For purposes of this Appendix for Israel, “dispose” shall mean any sale, transfer or other disposal of the shares of Common Stock by you or the Trustee, including a release of such shares from the Trustee to you.
Tax-Related Items. The following provision supplements Section 9 of the Award Agreement (Tax-Related Items):
In the event that you dispose of any shares of Common Stock issued upon vesting of the Units prior to the expiration of the Holding Period, you acknowledge and agree that such shares will not qualify for 102 Capital Gains Tax Treatment and will be subject to taxation in Israel in accordance with ordinary income tax principles. Further, you acknowledge and agree that you will be liable for the Employer’s component of payments to the National Insurance Institute (to the extent such payments by the Employer are required).
You further agree that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to you in connection with the Units granted under the Israeli Subplan.
NOTIFICATIONS
Securities Law Notice. An exemption from filing a prospectus in relation to the Plan has been granted to the Company by the Israeli Securities Authority. A copy of the Plan can be accessed at http://compass-mot-solutions.com/go/197538766 and a copy of the Form S-8 registration statement for the Plan filed with the SEC can be obtained by accessing:
http://www.sec.gov/Archives/edgar/data/68505/000095013706005238/c04482sv8.htm.
ITALY
TERMS AND CONDITIONS
Data Privacy Notice.  This provision replaces Section 15 of the Award Agreement (Consent to Transfer Personal Data) in its entirety:
You understand that the Employer, the Company and any of its Subsidiaries may hold certain personal information about you, including your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships that you hold in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor ("Data"), for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is Motorola Solutions, Inc., with its principal operating offices at 1303 East Algonquin Road, Schaumburg, Illinois 60196 U.S.A., and its representative in Italy is Motorola Solutions Italia S.p.A., via Giovanni Lorenzini, No. 4, Milan Italy.
You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. You further understand that the Company and its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to the Designated Broker or another third party with whom you may elect to deposit any shares of Common Stock acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, you understand that the Company will delete your Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of your Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, ask for rectification of the Data and cease, for legitimate reason, any processing of the Data. Furthermore, you are aware that the Data will not be used for direct marketing purposes. In addition, the Data provided may be reviewed and questions or complaints can be addressed by contacting your human resources department.
Plan Document Acknowledgment.  In accepting the Award, you acknowledge that you have received a copy of the Plan and the Agreement (including this Appendix), have reviewed these documents in their entirety and fully understand and accept all provisions of these documents.
Further, you acknowledge that you have read and specifically and expressly approve the following sections of the Award Agreement: Section 2 (Restrictions); Section 3 (Vesting); Section 9 (Tax-Related Items); Section 10 (Nature of Grant); Section 17 (Governing Law and Choice of Venue); Section 21 (Language) and the Data Privacy Notice for Italy included in this Appendix.
NOTIFICATIONS
Foreign Asset and Investment Reporting.  If you are an Italian resident and, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if you are not required to file a tax return).
JAPAN
NOTIFICATIONS
Foreign Asset Reporting.  If you hold assets outside of Japan with a value exceeding ¥50,000,000 (as of December 31 each year), you are required to comply with annual tax reporting obligations with respect to such assets.  You are advised to consult with a personal tax advisor to ensure that you are properly complying with applicable reporting requirements.
KAZAKHSTAN
There are no country-specific provisions.
KOREA
NOTIFICATIONS
Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares of Common Stock in a single transaction to repatriate the proceeds to Korea within 18 months of the sale.
Foreign Account Reporting. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  You should consult with your personal tax advisor to determine your personal reporting obligations.
LIBYA
There are no country-specific provisions.
LITHUANIA
There are no country-specific provisions.
MALAYSIA
NOTIFICATIONS
Director Notification Obligation. If you are a director of a Subsidiary in Malaysia, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when you receive or dispose of an interest (e.g., Units or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO
TERMS AND CONDITIONS
Plan Document Acknowledgement. By accepting the Award, you acknowledge that you have received a copy of the Plan and the Agreement, including this Appendix, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan and the Agreement, including this Appendix. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 10 of the Award Agreement (Nature of Grant), which clearly provides as follows:
(1)    Your participation in the Plan does not constitute an acquired right;

(2)	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)    Your participation in the Plan is voluntary; and

(4)	None of the Company, the Employer or any Subsidiary is responsible for any decrease in the value of any shares of Common Stock acquired at vesting of the Units.
Labor Law Policy and Acknowledgment. This provision supplements Section 10 of the Award Agreement (Nature of Grant):
By accepting the Award, you expressly recognize that the Company, with its principal operating offices at 1303 East Algonquin Road, Schaumburg, Illinois 60196 U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity that employs you and to which you are subordinated (i.e., the Employer). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, and its Subsidiaries, affiliates, branches, representation offices, shareholders, trustees, directors, officers, employees, agents, or legal representatives with respect to any such claim that may arise.
Reconocimiento de Documento. Al aceptar el Premio, Usted reconoce que ha recibido una copia del Plan, incluyendo este Apéndice por país, mismos que ha revisado.  Usted reconoce, además, que acepta todas las disposiciones del Plan, el Convenio, incluyendo este Apéndice.  Usted también reconoce que ha leído y que específicamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 10 del Convenio: “Naturaleza del Otorgamiento”, que claramente dispone lo siguiente:

(1)        Su participación en el Plan no constituye un derecho adquirido;
(2)        El Plan y su participación en el Plan se ofrecen por la Compañía de manera totalmente discrecional;
(3)        Su participación en el Plan es voluntaria; y
(4)        Ninguna de las empresas subsidiarias de la Compañía ni su Patrón son responsables de ninguna disminución en el valor de las Acciones adquiridas al momento de tener el derecho respecto a las Unidades de Acciones Restringidas.
Política Laboral y Reconocimiento. Esta disposición suplementa la Sección 10 del Convenio (naturaleza del Otorgamiento):
Al aceptar el Premio, Usted expresamente reconoce que la Compañía, con domicilio de operaciones ubicado en 1303 East Algonquin Road, Schaumburg, Illinois 60196, EE.UU, es el único responsable de la administración del Plan y que su participación en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre Usted y la Compañía, ya que Usted participa en el Plan de una manera totalmente comercial y su único Patrón es  una empresa Mexicana a quien se encuentra subordinado.  Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que le pudieran derivar de la participación en el Plan no establecen derecho alguno entre Usted y su Patrón y no forman parte de las condiciones de trabajo y/o las prestaciones otorgadas por el Patrón  y que cualquier modificación al Plan o su terminación no constituye un cambio o menoscabo de los términos y condiciones de su relación de trabajo.
Asimismo, Usted reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar su participación en cualquier momento y sin responsabilidad alguna frente Usted.
Finalmente, Usted por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del Plan y, por lo tanto, otorga el más amplio finiquito que en derecho proceda a favor de la Compañía, y sus afiliadas, sucursales, oficinas de representación, accionistas, fiduciarios, directores, funcionarios, empleados, agentes o representantes legales en relación con cualquier demanda o reclamación que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
There are no country-specific provisions.
NIGERIA
There are no country-specific provisions.
NORWAY
There are no country-specific provisions.

PAKISTAN
TERMS AND CONDITIONS
Immediate Sale Restriction. Due to local regulatory requirements, you understand and agree that any shares of Common Stock issuable upon vesting of the Units will be immediately sold by the Designated Broker. You agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Designated Broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the shares of Common Stock and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sale occurs. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between the RSU Vesting Date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the RSU Vesting Date. You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the price of the Common Stock and/or any applicable exchange rate. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
NOTIFICATIONS
Exchange Control Information. You are required to immediately repatriate to Pakistan the proceeds from the sale of shares of Common Stock as described above. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. You are advised to consult with your personal advisor prior to vesting and settlement of the Units to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Pakistan.
PERU
NOTIFICATIONS
Securities Law Notice. The offer of the Units is considered a private offering in Peru; therefore, it is not subject to registration.
PHILIPPINES
TERMS AND CONDITIONS
Form of Payment. Notwithstanding Section 5 of the Award Agreement, vested units shall be paid in the form of cash for each vested Unit. The amount of the cash payment to you will be determined by multiplying the number of vested Units by the Fair Market Value of one (1) share of Common Stock on the RSU Vesting Date.

POLAND
NOTIFICATIONS
Exchange Control Information. Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland.
Further, if you transfer funds in excess of €15,000 into Poland, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
English Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Consentimento de Lingua Inglesa.  O beneficiário pelo presente declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e totalmente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
NOTIFICATIONS
Exchange Control Information. If you acquire shares of Common Stock under the Plan, you may be required to file a report with the Portuguese Central Bank for statistical purposes (unless you arrange to have the shares of Common Stock deposited with a Portuguese financial intermediary, in which case the intermediary will file the report for you).
QATAR
There are no country-specific provisions.
ROMANIA
NOTIFICATIONS
Exchange Control Information. If you deposit proceeds from the sale of shares of Common Stock in a bank account in Romania, you may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. You should consult your personal advisor to determine whether you will be required to submit such documentation to the Romanian bank.
RUSSIA
TERMS AND CONDITIONS

U.S. Transaction and Sale Restrictions. You understand that acceptance of the Award results in a contract between you and the Company concluded in the United States and that the Agreement is governed by the laws of the State of Illinois without regard to any state’s conflicts of law principles. Upon vesting of the Units, any shares of Common Stock to be issued to you shall be delivered to your account with the Designated Broker in the United States and in no event will such shares of Common Stock be delivered to you in Russia. Finally, you acknowledges that you are not permitted to sell or otherwise transfer shares of Common Stock directly to other individuals in Russia, nor are you permitted to bring any certificates representing the shares of Common Stock into Russia (if such certificates are actually issued).
Depending on the development of local regulatory requirements, the Company reserves the right to force the immediate sale of any shares of Common Stock to be issued upon vesting of the Units. If applicable, you agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares of Common Stock (on your behalf pursuant to this authorization) and you expressly authorize the Designated Broker to complete the sale of such shares. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay you the cash proceeds from the sale of the shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
NOTIFICATIONS
Securities Law Notice. This Appendix, the Award Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Information. Under current exchange control regulations, within a reasonably short time after sale of the shares of Common Stock acquired under the Plan or receipt of dividends on such shares of Common Stock, you must repatriate the cash proceeds to Russia. Such proceeds must be initially credited to you through a foreign currency account at an authorized bank in Russia. After the proceeds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing. You are encouraged to contact your personal advisor before remitting proceeds from your participation in the Plan to Russia as exchange control requirements may change.
Labor Law Information. If you continue to hold shares of Common Stock acquired at vesting of the Units after an involuntary termination of your employment, you will not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Law. Certain individuals who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly in a foreign company (including shares of Common Stock acquired under the Plan).
SERBIA

NOTIFICATIONS
Securities Law Notice. The grant of Units is not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, Serbian residents may freely acquire shares of Common Stock under the Plan; however, the National Bank of Serbia generally requires reporting of the acquisition of such shares of Common Stock, the value of the shares of Common Stock at vesting and, on a quarterly basis, any changes in the value of such shares. You are advised to consult with your personal legal advisor to determine your reporting obligations upon the acquisition of shares of Common Stock under the Plan as such obligations are subject to change based on the interpretation of applicable regulations by the National Bank of Serbia.
SINGAPORE
NOTIFICATIONS
Securities Law Notice.  The grant of the Units is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Units are subject to section 257 of the SFA and that you will not be able to make any subsequent sale of the shares of Common Stock in Singapore, or any offer of such subsequent sale of the shares of Common Stock in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Requirement.  Directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act.  Directors must notify the Singapore Subsidiary in writing of an interest (e.g., Units, shares of Common Stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the Units or when shares of Common Stock acquired under the Plan are subsequently sold), or (iii) becoming a director.
SOUTH AFRICA
TERMS AND CONDITIONS
Tax Obligations. The following provision supplements Section 9 of the Award Agreement (Tax-Related Items):
You are required to immediately notify the Employer of the amount of the fair market value of any shares of Common Stock issued upon vesting of the Units. You may be liable for a fine if he or she fails to complete this notification.
NOTIFICATIONS
Exchange Control Information. The Units may be subject to exchange control regulations in South Africa. In particular, if you are a South African resident for exchange control purposes, you are required to obtain approval from the South African Reserve Bank for payments (including payment of proceeds from the sale of shares of Common Stock) that you receive into accounts based outside of South Africa (e.g., a U.S. brokerage account established with the Designated Broker). Because exchange control regulations are subject to change, you should consult with your personal advisor to ensure compliance with current regulations.
SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements Section 10 of the Award Agreement (Nature of Grant):
In accepting the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and discretionally decided to grant Units under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Subsidiaries other than as expressly set forth in the Award Agreement. Consequently, you understand that the Units are granted on the assumption and condition that the Units and any shares of Common Stock issued upon vesting of the Units are not a part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, you understand and agree that, unless otherwise expressly provided for by the Company or set forth in the Award Agreement, the Units will be cancelled without entitlement to any shares of Common Stock if your employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when your employment has terminated for purposes of the Units.
In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Units shall be null and void.
NOTIFICATIONS
Securities Law Notice. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Units. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. When receiving foreign currency payments derived pursuant to the Units (e.g., proceeds from the sale of shares of Common stock), you must inform the financial institution receiving the payment of the basis upon which such payment is made if the payment exceeds €50,000. Upon request, you will need to provide the institution with the following information: Your name, address, and fiscal identification number; the name and corporate domicile of the Company; the amount of the payment; the currency used; the country of origin; the reasons for the payment; and any additional information required. This exchange control reporting requirement will end on January 1, 2014.
Foreign Property Reporting. To the extent that you hold rights or assets (e.g., shares of Common Stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, you are required to report information on such rights and assets on your tax return for such year. Shares of Common Stock constitute securities for purposes of this requirement, but unvested rights (e.g., Units) are not considered assets or rights for purposes of this requirement.
If applicable, you must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties to you. Accordingly, you are advised to consult with your personal tax and legal advisors to ensure that you are properly complying with your reporting obligations.
Foreign Asset and Account Reporting. You are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.
Share Reporting Requirement. In the event that you acquire shares of Common Stock upon vesting of the Units, you must declare such acquisition to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. You must also declare ownership of any shares of Common Stock by filing a Form D-6 with the Directorate of Foreign Transactions each January while such shares are owned. In addition, the sale of shares of Common Stock must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.
SRI LANKA
TERMS AND CONDITIONS
Immediate Sale Restriction. Due to local regulatory requirements, you understand and agree that any shares of Common Stock issuable upon vesting of the Units will be immediately sold by the Designated Broker. You agree that the Company is authorized to instruct the Designated Broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Designated Broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Designated Broker) to effectuate the sale of the shares of Common Stock and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sale occurs. You acknowledge that the Designated Broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates between the RSU Vesting Date and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the shares of Common Stock on the RSU Vesting Date. You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the price of the Common Stock and/or any applicable exchange rate. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Agreement.
NOTIFICATIONS
Exchange Control Information. Upon the sale of shares of Common Stock, you are required to repatriate any proceeds received from such sale back to Sri Lanka. You may be required to obtain exchange control approval in Sri Lanka in order to hold sales proceeds in an account outside of Sri Lanka. You are advised to consult with your personal legal advisor to determine your responsibilities under Sri Lankan exchange control laws.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
NOTIFICATIONS
Securities Law Notice. The offer of Units is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.
TAIWAN
NOTIFICATIONS
Securities Law Notice. The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
NOTIFICATIONS
Exchange Control Notification. If you realize US$50,000 or more in a single transaction from the sale of shares of Common Stock or the payment of dividends, you are required to repatriate the cash proceeds to Thailand immediately following the receipt of such proceeds and to then either convert such repatriated proceeds into Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation.  Further, for repatriated amounts of US$50,000 or more, you must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.  You are personally responsible for complying with exchange control restrictions in Thailand.
TURKEY
There are no country-specific provisions.

UKRAINE
NOTIFICATIONS
Exchange Control Information. You may be required to obtain a license from the National Bank of Ukraine for the placement of shares of Common Stock (or proceeds from the sale of such shares in your account with the Designated Broker. You are required to notify the National Bank of Ukraine within three days of the opening of a foreign brokerage account, such as your account with the Designated Broker. You are advised to consult with your personal legal advisor to determine your responsibilities under Ukrainian exchange control laws.
UNITED ARAB EMIRATES
There are no country-specific provisions.
UNITED KINGDOM
TERMS AND CONDITIONS
Tax-Related Items.  This provision supplements Section 9 of the Award Agreement (Tax-Related Items):
If payment or withholding of your income tax liability is not made within 90 days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by you to the Employer, effective on the Due Date.  You agree that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Award Agreement or the Plan.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you will not be eligible for such a loan to cover the income tax as described above and any income tax liability not collected by the Due Date may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable.  You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any National Insurance contributions due on this additional benefit, which may be recovered by the Company or the Employer at any time thereafter by any of the means referred to in the Award Agreement or the Plan.
VENEZUELA
NOTIFICATIONS
Securities Law Notice. The Award granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.
Investment Representation. As a condition of the grant of the Award, you acknowledge and agree that any shares of Common Stock acquired upon vesting of the Units are acquired as, and intended to be, an investment and are not being acquired with the intent of reselling such shares to obtain foreign currency.

Exchange Control Information. Following the sale of shares of Common Stock and/or the receipt of dividends, you may be subject to certain restrictions if you attempt to transfer such cash proceeds into Venezuela. You are solely responsible for complying with applicable Venezuelan exchange control rules that may apply in connection with your participation in the Plan and/or the transfer of cash proceeds into Venezuela. You are advised to consult with your personal legal advisor to determine your responsibilities under Venezuelan exchange control laws.
VIETNAM
TERMS AND CONDITIONS
Form of Payment. Notwithstanding Section 5 of the Award Agreement, vested units shall be paid in the form of cash for each vested Unit. The amount of the cash payment to you will be determined by multiplying the number of vested Units by the Fair Market Value of one (1) share of Common Stock on the RSU Vesting Date.